STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Agreement”) is made as of Feb. 25th, 2010 (the “Execution Date”), by and between Prime Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Rebacca Poon, (the “Optionee”).

WITNESSETH:

In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt, validity and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Grant of Option.  Subject to the terms and conditions of this Agreement, the Company confirms that it granted to the Optionee the right (the “Option”) to purchase all or any part of an aggregate of 2,000 (two thousand) ordinary shares of the Company, par value $0.001 per share (“Common Stock”).

2.           Vesting Schedule.  This Option shall vest based on services performed  and/or specific vesting schedule, as set out in Addendum A.

3.           Exercise Price.  The price of each share of Common Stock purchased pursuant to this Option shall be U.S. $0.001.

4.           Exercise of Option.  The Optionee may exercise the Option, in whole or in part, with respect to any whole number of vested shares of Common Stock subject to the Option.  The Optionee shall exercise the Option by giving the Company written notice, in a form prescribed by the Company.  Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment, in U.S. dollars, in cash, by wire transfer of immediately available funds, or by certified check or by official bank check, of an amount equal to the Option exercise price per share of Common Stock, multiplied by the number of shares of Common Stock as to which the Option is being exercised; provided, however, that (i) [this Option may be exercised on a cashless basis, in whole or in part, in accordance with the Cashless Exercise Formula (as defined below), and (ii) the purchase price may be paid by the delivery of funds equal to the purchase price by a broker, in accordance with Regulation T promulgated by the Board of Governors of the Federal Reserve System or as otherwise may be permissible by law.  The board of directors of the Company (the “Board”) may impose from time to time such limitations as it deems appropriate on the exercise of the Option.

[For purposes of this Agreement, the term “Cashless Exercise Formula” means:

N’= (N x (P - E)) / P

where:

N’ = the adjusted number of shares of Common Stock issuable upon cashless exercise of the Option.

N = the current number of shares of Common Stock issuable upon exercise of the Option.

E = the Exercise Price on the date of cashless exercise of the Option.

P =         the average reported last sales price of the Common Stock for the last 10 trading days ending on the third business day prior to the date on which notice of cashless exercise is given.

5.           Delivery of Common Stock Certificate.  Subject to Section 6, as soon as practicable after receipt of the notice and payment referred to in Section 4 above, the Company shall deliver to the Optionee (or, in the case of a broker financed exercise described in Section 4, to the broker) a certificate or certificates for such shares of Common Stock purchased pursuant to the Option; provided, however, that the time of such delivery may be postponed by the Company for such period of time as the Company may require for compliance with any law, rule or regulation applicable to the issuance or transfer of shares of Common Stock.

6.           Payment of Taxes.  Prior to or concurrently with delivery by the Company to the Optionee of a certificate or certificate(s) representing such shares of Common Stock, the Optionee shall, if required by the IRS, upon notification of the amount due, promptly pay or cause to be paid, in cash, any amount necessary to satisfy any tax requirements (or otherwise satisfy such requirements in a manner satisfactory to the Company).

7.           Termination of Option.  This Option and all rights of the Optionee to purchase shares of Common Stock hereunder shall terminate on Feb. 25th, 2020 (the “Expiration Date”) unless terminated earlier in accordance with the terms hereof.

8.           Notice.  All notices, request, demands, waivers and communications required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

To Company:

Prime Acquisition Corp.
No. 322, Zhongshan East Road
Shijiazhuang, Hebei Province, 050011
People’s Republic of China
Attn: Chief Executive Officer

To Optionee:
Rebacca Poon,
4851 Princeton Ave., Richmond  BC  V7E 4N8 Canada

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. In the case of mailing, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the third business day after the date of the mailing.  In the case of facsimile after 5:00 P.M. local time at the place of delivery or on a day that is not a business day, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the next business day.

9.           Certain Adjustments.

(a)           In the event that the Company or the division, subsidiary or other affiliated entity for which the Optionee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) the Option shall be assumed, or a substantially equivalent Option shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Optionee, provide that the Option shall terminate immediately prior to the consummation of the transaction unless exercised by the Optionee within a specified period following the date of the notice (such period of time to be no less than 20 days); (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the “Sales Price”), make or provide for a payment to each Optionee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Option (to the extent such Option is then exercisable) exceeds (B) the aggregate exercise price for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

(b)           In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event:  (i) adjust the option price to be paid for any or all shares subject to this Agreement, (ii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to this Agreement and (iii) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate.

(c)           Any and all adjustments or actions taken by the Board pursuant to this Section shall be conclusive and binding for all purposes.

10.         No Restriction on the Right of the Company to Effect Corporate Changes.  The Option granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.         No Shareholder Rights.  The Optionee shall have no rights as a shareholder of the Company with respect to shares of Common Stock subject to the Option until payment for such shares shall have been made in full and until the date of the issuance of share certificates for such shares of Common Stock.

12.         Nontransferability.

(a)           Except as provided in paragraph (b) of this Section 12, or by will or the laws of descent and distribution, the Option is not transferable, and may be exercised only by the Optionee.  In the event of any attempt by the Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

(b)           Notwithstanding paragraph (a), the Optionee may transfer the Option, by gift or a domestic relations order, to a family member of the Optionee.

(c)           Notwithstanding paragraphs (a) or (b), the Optionee may transfer the Option with the express, prior written consent of the Company, which consent may be withheld for any reason or for no reason.

13.         Representations By and Covenants of Optionee.

The following representations, warranties and covenants by Optionee are made as of the date of this Agreement and, unless stated otherwise herein, are also made as of each date of exercise of this Agreement.

(a)           If applicable, the Optionee understands and consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

(b)           Optionee hereby represents that the address of Optionee furnished by him on the signature page of this Agreement is accurate and that said address is the Optionee’s principal residence.  Optionee understands that the Company is relying on the accuracy of this representation for purposes of its compliance with United States federal securities laws and state “blue sky” laws.

(c)           This Agreement has been duly executed and delivered by the Optionee and constitutes the legal, valid and binding obligation of the Optionee, enforceable in accordance with its terms.

14.         NSO.  It is intended that this Option shall be a non-qualified stock option and shall not constitute an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended.

15.         Compliance with Law; Registration of Shares.

(a)           The Option grant provided hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental authority or agency or securities exchange which, in the opinion of Company’s counsel, may be required or appropriate.

(b)           Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Agreement prior to fulfillment of all of the following conditions:

(i)           Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction, authority or agency that the Board, in its absolute discretion or upon the advice of counsel, deems necessary or advisable; and

(ii)          Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange which  the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

The Company shall use all reasonable efforts to obtain any consent, approval or permit described above.

16.         Headings.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

17.         Severability.  In the event that any one or more provisions of this Agreement, or any action taken pursuant to this Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of this Agreement, but in such particular jurisdiction and instance this Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

18.         Board Determinations.  In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Option, or any provision of this Agreement, the good faith determination by the Board of the rights of the Optionee shall be conclusive, final and binding upon the Optionee and upon any other person who shall assert any right pursuant to this Option.

19.         Governing Law.  This Agreement and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

20.         Jurisdiction; Venue.  The Optionee hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Optionee hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Optionee may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth herein. Such mailing shall be deemed personal service and shall be legal and binding upon the Optionee in any action, proceeding or claim. The Company and the Optionee agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

21.         Amendment.  This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

22.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written above.

PRIME ACQUISITION CORP.

By:	/s/ WILLIAM YU
Name: WILLIAM YU
Title: President

OPTIONEE:

/s/ Rebacca Poon
Rebacca Poon

Address:
4851 Princeton Ave., Richmond BC V7E 4N8
Canada

Email: rebaccapoon@gmail.com

ADDENDUM A
VESTING SCHEDULE

The Stock Option granted in the Stock Option Agreement shall vest based on the following formula:

<Regular Time-Based Vesting:  2 Years>
One-eighth (1/8) of the total Stock Options granted shall vest at the end of each three- month anniversary from the date of the Grant, so long as the Grantee continues to be engaged by the Company as a Consultant.

<Exercise of Options>
No option may be exercised prior to the consummation of the Company’s initial business combination as set forth in the Company’s Amended and Restated Memorandum and Articles of Association.